UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

DOCUMENT SCIENCES CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DOCUMENT SCIENCES CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 8, 2006

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Document Sciences Corporation, a Delaware corporation, will be held on Monday, May 8, 2006 at 9:00 a.m., Pacific Standard Time, at the Grand Pacific Palisades Resort, 5805 Armada Drive, Carlsbad, California 92009, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006.

3.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 24, 2006 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/    JOHN L. MCGANNON

John L. McGannon

President, Chief Executive Officer and Director

Carlsbad, California

March 31, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

DOCUMENT SCIENCES CORPORATION

PROXY STATEMENT

FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

May 8, 2006

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Document Sciences Corporation of proxies for use at the Annual Meeting of Stockholders to be held on Monday, May 8, 2006 at 9:00 a.m., Pacific Standard Time, and at any postponement or adjournment thereof. The proxies are being solicited for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

The Annual Meeting will be held at the Grand Pacific Palisades Resort, 5805 Armada Drive, Carlsbad, California 92009. The telephone number at that location is (760) 827-3200.

These proxy solicitation materials were mailed on or about April 7, 2006, together with our 2005 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Revocability of Proxies and Proxies Generally

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Corporate Secretary of Document Sciences:

•	a written notice of revocation;

•	a duly executed proxy bearing a later date; or

•	by attending the Annual Meeting and voting in person.

Written notices of revocation and other communications with respect to the revocation of our proxies should be addressed to our principal executive offices at 5958 Priestly Drive, Carlsbad, California 92008, Attention: Corporate Secretary. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies. If nothing is specified, the proxies will be voted FOR each of the proposals. Our Board of Directors is unaware of any other matters that may be presented for action at the Annual Meeting. If other matters do properly come before the Annual Meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.

Voting and Solicitation

Each stockholder is entitled to one vote for each share of common stock with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

We will pay the costs associated with soliciting the proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Certain directors, officers and regular employees, without additional compensation, may also solicit proxies in person, by telephone, telegram, letter or facsimile.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on March 24, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of March 24, 2006, 4,223,411 shares of our common stock, $0.001 par value, were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see “Beneficial Security Ownership of Management and Certain Beneficial Owners” in this Proxy Statement.

Quorum; Abstentions; Broker Non-Votes

The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. The six persons receiving the greatest number of the votes of the shares present in person or represented by proxy at the Annual Meeting will be elected to our Board of Directors. The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of auditors.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. With regard to proposals other than the election of directors, abstentions will be counted in tabulations of the votes cast on proposals presented to stockholders and will have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be “votes cast.” As a result, broker non-votes are not included in the tabulation of, and have no effect on, the voting results on any of these matters. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Deadline for Receipt of Stockholder Proposals

Our bylaws establish advance notice procedures that a stockholder must follow in order to nominate persons for election as directors or to otherwise introduce an item of business at an annual or special meeting of stockholders. These procedures provide that, so long as prior notice or public disclosure of the annual or special meeting of stockholders has been given or made at least 100 days prior to such meeting, notice of nominations for director nominees and/or an item of business proposed to be introduced at an annual or special meeting of stockholders must be received by our Corporate Secretary at our principal executive offices no later than 90 days in advance of such meeting. If prior notice or public disclosure of the meeting has not been given at least 100 days prior to such meeting, then the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting. The form of such notice must set forth:

•	the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

•	a representation that the stockholder is a holder of record of stock of Document Sciences entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

•	if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•	such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by our Board of Directors; and

•	if applicable, the consent of each nominee to serve as a director of Document Sciences if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the procedures described above.

Any stockholder proposals, including director nominations, that are intended to be considered for inclusion in our 2007 proxy solicitation materials must be in writing and received by our Corporate Secretary no later than November 24, 2006 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals should be sent to the attention of our Corporate Secretary at our principal executive offices as follows:

Corporate Secretary

Document Sciences Corporation

5958 Priestly Drive

Carlsbad, California 92008

Stockholders may contact our Corporate Secretary at the address above for a copy of the bylaw provisions that set forth the requirements for making stockholder proposals and nominating an individual for election as a director.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our six nominees named below, all of whom are presently directors. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. The term of office of each person elected as a director will continue until our next annual meeting of stockholders or until a successor has been elected and qualified.

The name of and certain information regarding each nominee is set forth below. There are no family relationships among directors or executive officers of Document Sciences.

Name	Age (1)	Principal Occupation
John L. McGannon	45	President, Chief Executive Officer and Director of Document Sciences Corporation.

Thomas L. Ringer	74

Chairman of the Boards of Directors of the following: Document Sciences Corporation, M.S. Aerospace, Inc. and The Center for Corporate Innovation. Vice Chairman of the Boards of Directors of Wedbush Morgan Securities, Inc.

Ronald S. Beard	67	Partner in Zeughauser Group, consultants to the legal industry.

Margaret A. Breya	44	Senior Vice President and Chief Marketing Officer of BEA Systems, Inc.

Barton L. Faber	58	Chairman and Chief Executive Officer of FABERcapital.

Colin J. O’Brien	67	Private investor.

(1)	As of March 18, 2005

John L. McGannon has served as President and Chief Executive Officer of Document Sciences since January 2001. He has been a director since January 2001. He has also served as Chief Financial Officer, Vice President, Chief Administrative Officer and Controller since joining Document Sciences in September 1998. From June 1997 through August 1998, he served as the Manager of Financial Analysis and Planning for Simulation Sciences, Inc., a California-based software developer for the oil and chemical engineering industries. Mr. McGannon worked for Chevron Corporation from 1988 to 1997 in a variety of financial management positions. Mr. McGannon holds a BA degree from Stanford University and an MBA from Carnegie Mellon University.

Thomas L. Ringer has served as Chairman of the Board of Directors of Document Sciences since March 1998 and has been a director of Document Sciences since 1992. He is currently Chairman of the Boards of Directors of M.S. Aerospace, Inc., a private manufacturing company and The Center for Corporate Innovation, a private services company. In addition, Mr. Ringer serves as Vice Chairman of the Board of Directors of Wedbush Morgan Securities, Inc., a private investment company serves and on the Board of Directors of California Amplifier, Inc and Maxwell Technologies, Inc. Mr. Ringer holds BS and MBA degrees from Indiana University.

Ronald S. Beard has served as a director of Document Sciences since December 2004. Mr. Beard is currently a partner in the Zeughauser Group, consultants to the legal industry. Mr. Beard is a retired former partner of the law firm of Gibson, Dunn & Crutcher LLP. He joined the firm in 1964, served as Chairman of the firm from April 1991 until December 2001, and was also its Managing Partner from April 1991 until mid-1997. Mr. Beard also serves as the Chairman of the Board of Directors of Callaway Golf Company and as a Director of Javo Beverage Company. He received his law degree in 1964 from Yale Law School.

Margaret A. Breya has served as a director of Document Sciences since August 2005. Ms. Breya is currently a Senior Vice President and Chief Marketing Officer of BEA Systems, Inc. Ms. Breya is responsible for all aspects of BEA marketing operations worldwide. Ms. Breya has over 20 years of high-tech marketing experience. Prior to BEA, Ms. Breya was Senior Vice President, Marketing and Global Sales Operations, at Sun Microsystems. Ms. Breya holds a Masters of Business Administration from the University of Oregon and a BSEE from the University of Illinois (Urbana/Champaign).

Barton L. Faber has served as a director of Document Sciences since July 1996. He served as President and Chief Executive Officer of Document Sciences from June 1999 through January 2001. From 1996 to 1998, he served as Chairman of the Board of Directors and Chief Executive Officer of Metromail, an information company. From April 1985 to June 1996, Mr. Faber held various positions with R.R. Donnelley, a financial printing firm. Before joining R.R. Donnelley, he held various positions with Mobil Oil Corporation and Continental Illinois Corp. Mr. Faber currently serves as Chairman and Chief Executive Officer of FABERcapital and as a member of the Boards of Directors of IPT Holdings, listed on the AIM Exchange in London, Looking Glass Technologies and Incentive Logic Corporation. Mr. Faber holds a BS degree from Arizona State University and an MBA from New York University.

Colin J. O’Brien has served as a director of Document Sciences since December 1995. From February 1992 to January 2001, he was employed in various positions at Xerox and last served as Executive Chairman and Chief Executive Officer of XESystems, Inc., a subsidiary of Xerox. Prior to February 1992, Mr. O’Brien was the founder and Chief Executive Officer of Triax Corporation, an investment company specializing in defense electronics companies. Prior to founding Triax Corporation, he was the Chief Executive Officer of Times Fiber Communications, Inc., a fiber optic company. Mr. O’Brien currently serves on the Boards of Directors of Natural Health Trends Corporation, a network marketing company and Kepner-Tregoe, a private consulting firm. Mr. O’Brien holds a degree in Chemical Engineering from the University of New South Wales.

Director Independence

The Board of Directors has determined that each of Messrs. Ringer, Beard, Faber and O’Brien and Ms. Breya are independent directors within the meaning of Rule 4200(a)15 of The Nasdaq Stock Market, Inc. (NASDAQ) listing standards. Mr. McGannon does not meet the aforementioned independence standards because of his relationship as an employee of Document Sciences.

Required Vote

The six nominees receiving the greatest number of affirmative votes of the shares present in person or represented by proxy shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent auditors to audit our financial statements for the fiscal year ending December 31, 2006. Ernst & Young has audited our financial statements since December 31, 1992. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement, if so desired, and is expected to be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting is required to ratify Ernst & Young as our independent auditors for fiscal year ending December 31, 2006. In the event that stockholders do not approve the selection of Ernst & Young, the appointment of the independent auditors will be reconsidered by our Audit Committee.

Principal Audit Fees and All Other Services

The following table shows the aggregate fees paid or accrued by us for audit and other services provided by Ernst & Young for fiscal years ended December 31, 2005 and December 31, 2004.

	Fiscal Year Ended December 31,
	2005	2004
Audit Fees (for annual audit, reviews of our quarterly reports on Form 10-Q, review of the annual proxy statement and consents for filings on Form S-8) (1)	$294,299	$262,760
Audit-related Fees (related to the restatement of our financial statements in 2005 and the audit of Objectiva and filing of related Form 8-K in 2004) (2)	75,000	137,050
Tax Fees	0	0
All Other Fees	0	0

Total Fees	$369,299	$399,810

(1)	Includes fees and out-of-pocket expenses for the year’s audit and related quarterly reviews, whether or not yet invoiced.
(2)	Includes amounts billed and related out-of-pocket expenses for services rendered during the year.

All fees for 2005 and 2004 described above were approved by the Audit Committee.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by the independent auditor. For audit services, each year the independent auditor provides the Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year and the cost for performing such services, which must be formally approved by the Committee before the audit commences.

Each year, management submits to the Audit Committee a list of audit-related and non-audit services with respect to which the independent auditor may be engaged. When assessing whether it is appropriate to engage the independent auditor to perform such services, the Committee considers, among other matters, whether such services are consistent with the auditor’s independence. After making such a determination the Committee approves, as appropriate, the proposed audit-related and non-audit services and an aggregate cap on fees associated with such services.

In order to expedite the handling of unexpected matters, the Committee has authorized its Chairman to approve non-audit services that do not fall within the pre-approved list. If the Chairman approves such services, he reports the action taken to the Committee at its next regular meeting. All audit, audit-related and permissible non-audit services provided by our independent auditors for the fiscal year ended December 31, 2005 were approved or pre-approved in accordance with the foregoing policy. In addition, the Audit Committee considered the provision of the services listed in the table above by Ernst & Young and determined that the provision of such services was compatible with maintaining the independence of Ernst & Young.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2 TO RATIFY ERNST & YOUNG AS OUR INDEPENDENT AUDITORS.

BOARD MEETINGS AND COMMITTEES

Our Board of Directors has standing Audit, Compensation, and Governance and Nominating Committees. Our Audit Committee currently consists of Mr. Beard, Mr. O’Brien and Mr. Ringer (Chairman). Our Compensation Committee currently consists of Mr. Faber (Chairman), Ms. Breya and Mr. Ringer. Our Governance and Nominating Committee currently consists of Mr. Beard, Mr. Faber and Mr. O’Brien (Chairman).

Our Board of Directors held a total of 9 meetings during the fiscal year ended December 31, 2005. No incumbent director, during the time he was a member of the Board, attended fewer than 75% of the aggregate of all meetings of our Board, or its committees on which he served, which occurred during fiscal year 2005. In addition, our policy is to encourage the members of our Board to attend our annual meetings of stockholders. The 2005 annual meeting of stockholders was attended by all of our directors, with the exception of Mr. Faber.

Audit Committee

Our Audit Committee operates under a written charter that has been adopted by our Board of Directors and a copy of which is attached as Appendix B to Document Sciences’ proxy statement filed with the SEC on March 29, 2004. The Audit Committee has been established in accordance with Securities and Exchange Commission rules and regulations, and all the members of our Audit Committee are independent directors as independence for audit committee members is defined under NASDAQ listing standards. In addition, our Board has determined that Thomas L. Ringer qualifies as an “audit committee financial expert” within the meaning of the Securities and Exchange Commission rules and regulations.

Our Audit Committee met five times in fiscal year 2005 and is primarily responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee’s purposes include, among others:

•	the annual appointment of the public accounting firm to be our outside auditors;

•	reviewing with the outside auditors the scope of the audit, the auditors’ fees and related matters;

•	considering whether the provision of non-audit services by the outside auditors is compatible with maintaining their independence;

•	reviewing and approving in advance all audit and permissible non-audit services provided by the outside auditors;

•	receiving copies of the annual comments from the outside auditors on accounting procedures and systems of control;

•	reviewing with the outside auditors any questions, comments or suggestions they may have relating to our internal controls, accounting practices or procedures or those of our subsidiaries;

•	reviewing with management and the outside auditors our annual and quarterly financial statements and any material changes in accounting principles or practices used in preparing the statements before the filing of a report on Form 10-K or 10-Q with the SEC;

•	receiving from the outside auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discussing it with the outside auditors;

•	reviewing periodically the adequacy of our systems of internal controls and accounting practices; and

•	reviewing compliance with laws, regulations and internal procedures, and contingent liabilities and risks that may be material to us.

Compensation Committee

Our Compensation Committee, which met seven times in fiscal year 2005, represents the Board of Directors in discharging its responsibilities relating to the compensation of our executive officers and directors. All of the members of our Compensation Committee are independent directors as defined under applicable NASDAQ listing standards. Under the Compensation Committee’s written charter, the Committee’s responsibilities include, among others:

•	reviewing and approving the compensation and benefits for our Chief Executive Officer and other executive officers;

•	administering our stock purchase and stock option plans; and

•	determining which eligible individuals (excluding non-employee directors) receive grants under such plans and the size of such grants.

Governance and Nominating Committee

Our Governance and Nominating Committee, which met three times in fiscal year 2005, represents the Board by identifying and recommending to the Board individuals qualified to become members of our Board of Directors and playing a leadership role in shaping our corporate governance principles. All of the members of our Governance and Nominating Committee are independent directors as defined under applicable NASDAQ listing standards. Under the Governance and Nominating Committee’s written charter, the Committee’s responsibilities include, among others:

•	identifying, reviewing the qualifications of and recruiting candidates for the Board of Directors;

•	considering properly submitted stockholder proposals that nominate candidates for membership on the Board;

•	recommending the slate of directors to be nominated by the Board for election at our annual meetings of stockholders;

•	overseeing the periodic evaluation of the Board, including an assessment of the contributions and independence of each of the incumbent directors; and

•	recommending to the Board the structure, composition and function of the Board and its committees.

Our Governance and Nominating Committee considers stockholder nominations for candidates for membership on the Board of Directors when properly submitted in accordance with our bylaws. Our bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to our Corporate Secretary as described above under “Deadline for Receipt of Stockholder Proposals” in this Proxy Statement. The Governance and Nominating Committee will review and evaluate such stockholder nominations in the same manner as it evaluates all other nominees.

In addition to stockholder nominations, the Governance and Nomination Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through our officers, directors, professional search firms or other persons. Once a potential nominee has been identified, the Governance and Nominating Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current needs of the Board of Directors. This assessment includes an evaluation of the nominee’s judgment and skills, such as leadership, objectivity, business and financial experience at a strategy/policy making level and the professional and personal ethics of such nominee. In addition, each member of the Board of Directors must have sufficient time available to carry out the significant responsibilities relating to serving on the Board and must be committed to increasing stockholder value.

Compensation of Directors

In April 2001, we approved a director compensation arrangement pursuant to which directors who are not employees receive the following compensation:

•	an annual retainer of $20,000 for each director and $50,000 for the Chairman of the Board;

•	$1,200 per day per Board meeting attended in person;

•	$600 per Board meeting attended by teleconference;

•	$1,200 for each committee meeting attended in person;

•	$600 for each committee meeting attended by teleconference; and

•	a stock option grant to acquire up to 30,000 shares of our common stock, granted under our 2004 Stock Incentive Plan, as of the business day immediately following each annual meeting of stockholders and upon initial appointment to the Board.

In September 2005, we eliminated the stock option grant to acquire up to 30,000 shares of our common stock, as of the business day immediately following each annual meeting of stockholders and upon initial appointment to the Board, and replaced it with a restricted stock grant of 10,000 shares of our common stock, vesting over three years. This grant will occur upon initial appointment to the Board and as a one-time grant as of the business day immediately following the 2006 Annual Meeting of Stockholders. The next restricted stock grant to continuing directors will not be until the business day immediately following the 2009 Annual Meeting of Stockholders.

In October 2003, we approved a temporary 50% decrease to the monetary compensation above. This decrease expired on December 31, 2005.

Directors who are also our employees of Document Sciences receive no extra compensation for their service on our Board of Directors.

Communications with our Board of Directors

Stockholders may communicate with our Board of Directors, any of its constituent committees or any member thereof by means of a letter addressed to the Board of Directors, its constituent committees or individual directors and sent care of Chairman of the Governance and Nominating Committee at Document Sciences Corporation, 5958 Priestly Drive, Carlsbad, California 92008. All stockholder communications received by the Chairman of the Governance and Nominating Committee will be forwarded to the addressees of such communications accordingly.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The executive officers of Document Sciences and their ages, as of March 24, 2006 are as follows:

Name	Age	Position
John L. McGannon	45	President and Chief Executive Officer

Hakan Akbar	37	Chief Marketing Officer and Senior Vice President

Nasser S. Barghouti, PhD.	42	Chief Technology Officer

Daniel J. Fregeau	49	Executive Vice President

Peter M. Riccio	50	Senior Vice President of Sales

Todd W. Schmidt	63	Chief Financial Officer and Secretary

J. Douglas Winter	38	Chief Operating Officer

Tao Ye	39	General Manager of Asian Operations

The following is information regarding those persons currently serving as executive officers of Document Sciences, with the exception of Mr. McGannon whose information appears in “Proposal 1 Election of Directors – Nominees” on page 4.

Hakan Akbas has served as our Chief Marketing Officer and Senior Vice President since March 2006. Prior to joining Document Sciences, Mr. Akbas served as Managing Director, Business Development Operations within the Global Services Division of Xerox Corporation, where he led service offering development and marketing activities. Prior to his employment with Xerox, Mr. Akbas was a Director of Marketing & Business Development for a start-up joint venture between Accenture and Xerox. He holds an MBA from the Simon School at the University of Rochester and a B.S. in Industrial Engineering.

Nasser S. Barghouti, PhD. has served as our Chief Technology Officer since July 2004. Prior to joining Document Sciences, Mr. Barghouti co-founded Objectiva Software Solutions in August 2001 and served as Chief Technology Officer. Prior to founding Objectiva, he served as the Global Director of Technology at ONEWORLD Software Solutions from 2000 to 2001, where he was responsible for setting the technology direction of the company, and for providing technical oversight on software projects. Mr. Barghouti was also Associate Director of Information Technology at Bear Stearns & Co. in New York City, one of the world’s leading investment banks and brokerage clearing houses. He served as a Senior Member of the Technical Staff at AT&T Research Labs in Florham Park, NJ and Bell Labs in Murray Hill, NJ. Mr. Barghouti received his BS, MS and PhD all in Computer Science from Columbia University. He has published dozens of papers in reference journals and international conferences, and has given numerous presentations at leading research labs and scientific forums.

Daniel J. Fregeau has served as our Executive Vice President since January 2001. From 1998 to 2001, he served as Vice President of Worldwide Sales and Business Development. From 1997 to 1998, he served as our Vice President, Business Development. From 1994 to 1997, he served as our Vice President, Marketing and from 1992 to 1994, he served as our Vice President, Sales. Before joining Document Sciences, Mr. Fregeau was Marketing Manager for the Networking Division of Sears Business Centers, San Diego, from 1990 to 1992. Mr. Fregeau was a founder and principal of MicroAge in San Diego from 1988 to 1990. From 1982 to 1988, he held several positions with Xerox Corporation’s Electronic Publishing Business Unit including Manager of Systems Engineering and Integration, Technical Program Manager and Project Manager. While at Xerox, Mr. Fregeau designed and directed the development of several publishing products and was a key contributor to the launch of the XICS (now CompuSet) product in the U.S. and Canada.

Peter M. Riccio has served as our Senior Vice President of Sales since June 2004. Prior to joining Document Sciences, Mr. Riccio served as Vice President of Sales at Planitax, Inc. in 2003 and Saba Software from 1999 to 2003. Mr. Riccio also held executive-level sales positions at PeopleSoft, Inc. and Ardent Software, Inc. Mr. Riccio’s experience also includes sales positions at Hewlett-Packard and Informix Software.

Todd W. Schmidt has served as our Chief Financial Officer since December 2005 and our Secretary since February 2006. Prior to joining Document Sciences, Mr. Schmidt served as the CFO of Dickie Walker Marine, Inc. from 2002 to 2005, the CFO of ENCAD, Inc. from 1996 to 2002 and as the Vice President of Finance and Administration for several Southern California companies from 1976 to 1995, including Biosym Technologies, Inc., Dura Pharmaceuticals and IVAC Corporation. He has served as a Board member and business advisor for several start-up and existing companies in the biomedical, software and other high-tech fields. Mr. Schmidt holds a BS and MBA from Northwestern University.

J. Douglas Winter has served as our Chief Operating Officer since April 2005. From July 2004 to April 2005, he served as our General Manager of Technical Operations. Prior to joining Document Sciences, Mr. Winter co-founded Objectiva Software Solutions in August 2001 and served as CEO. Previously, he served as General Manager of ONEWORLD Software Solution’s California client service centers from 1999 to 2001, establishing their west coast operations and also served as part of their global operations committee, responsible for formulating and executing strategic operations. Mr. Winter also served as Program Manager for Qualcomm’s 3500 series of CDMA base stations and later was responsible for the product certification and testing of the QUALCOMM Thin Phone (QCP 860/1960). Mr. Winter holds an MSEE and an MBA from the Massachusetts Institute of Technology and a BSEE from Virginia Technological University. Following his undergraduate work, he worked for three years for Westinghouse where he was an instructor for the U.S. Navy’s nuclear training program.

Tao Ye has served as our General Manager of Asian Operations since July 2004. Prior to joining Document Sciences, Mr. Ye co-founded Objectiva Software Solutions in August 2001 and was Chief Operating Officer and President of Objectiva Software Solutions in China. Previously, he served as General Manager of the ONEWORLD Software’s Greater China Division from 1999 to 2001. Prior to ONEWORLD, Mr. Ye was Program Manager for Intel Materials eBusiness effort and also worked for Eastman Kodak Company where he designed and implemented Kodak’s supply chain for Greater China Region. He holds an MBA from the MIT Sloan School of Business, a M.S. in Mechanical Engineering from the MIT School of Engineering, an M.S. in Materials Science from the University of California Santa Barbara and a B.S. in Mathematical Mechanics from Peking (Beijing) University.

Summary Compensation Table

The following table shows information concerning compensation paid for services to Document Sciences during the last three fiscal years for each of our named executive officers in fiscal year 2005.

		Annual Compensation		Long-Term Compensation Awards
				Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation (2)
Name and Principal Position	Year	Salary	Bonuses and Commissions (1)
John L. McGannon President and Chief Executive Officer	2005 2004 2003	$259,750 226,000 226,000	$75,000 32,000 —	$	— — —	40,000 — 75,000	$13,697 13,718 13,172

Daniel J. Fregeau Executive Vice President	2005 2004 2003	191,000 191,000 189,333	55,500 8,500 —		— — —	7,500 — 20,000	14,809 13,454 22,771	(3)

Nasser S. Barghouti Chief Technology Officer	2005 2004 2003	169,167 68,269 —	60,000 17,450 —		183,750 — —	20,000 — —	6,713 4,940 —

Peter M. Riccio Senior Vice President of Sales	2005 2004 2003	167,000 87,897 —	124,745 88,177 —		— — —	15,000 75,000 —	8,414 8,157 —

J. Douglas Winter Chief Operating Officer	2005 2004 2003	169,167 68,269 —	60,000 17,450 —		183,750 — —	20,000 — —	13,472 8,254 —

(1)	Includes bonuses and commissions earned or accrued with respect to services rendered in the fiscal year indicated, whether or not such bonus or commission was actually paid during such fiscal year.
(2)	For each officer and each fiscal year, includes $3,000 of contributions under our 401(k) Plan and payment of insurance premiums.
(3)	For fiscal year 2003, all other compensation includes an accrued vacation payout of $10,672.

Option Grants in Fiscal Year 2005

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in 2005 (2)	Exercise or Base Price ($/Share)	Expiration Date (3)
Name					5%	10%
John L. McGannon	40,000	13.18%	$5.24	3/31/2015	$312,000	$619,200
Daniel J. Fregeau	7,500	2.47	5.24	3/31/2015	58,500	116,100
Nasser S. Barghouti	20,000	6.59	5.24	3/31/2015	156,000	309,600
Peter M. Riccio	15,000	4.94	5.24	3/31/2015	117,000	232,200
J. Douglas Winter	20,000	6.59	5.24	3/31/2015	156,000	309,600

(1)	Options in this table are nonstatutory stock options and were granted under our 2004 Stock Incentive Plan or a written compensatory arrangement and have exercise prices equal to the fair market value on the date of grant. All such options have ten-year terms and are immediately exercisable.
(2)	We granted options to purchase a total of 303,500 shares of our common stock to employees and 120,000 shares of our common stock to directors in fiscal year 2005.
(3)	Options may terminate before their expiration upon the termination of optionee’s status as an employee or consultant, the optionee’s death or an acquisition of Document Sciences.

(4)	Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). If the price of the stock were to increase at such rates from the price at December 31, 2005 ($8.00 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $13.04 and $20.72, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent our estimate or projection of future stock price growth. We do not necessarily agree that this method can properly determine the value of an option.

Option Exercises and Holdings

The following table sets forth, for each of the named executive officers named in the Summary Compensation Table, information concerning the number and value of shares subject to both exercisable and unexercisable stock options as of December 31, 2005. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 2005. Future exercisability is subject to a number of factors, including, but not limited to, the optionee remaining employed by us. On December 22, 2005, the Board of Directors approved the immediate and full acceleration of vesting of all unvested stock options granted under the 1995 Stock Option Plan and the 2004 Stock Incentive Plan for those employees and directors with more than one year of service with Document Sciences.

Aggregated Fiscal Year 2005 Year-End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John L. McGannon	—	—	379,200	—	$2,092,814	$—
Daniel J. Fregeau	—	—	226,589	—	1,290,733	—
Nasser S. Barghouti	—	—	20,000	—	55,200	—
Peter M. Riccio	—	—	90,000	—	252,150	—
J. Douglas Winter	—	—	20,000	—	55,200	—

(1)	The market value of underlying securities is based on the closing price of our common stock on December 31, 2005 (the last trading day of fiscal year 2005) on The Nasdaq National Market of $8.00 per share of common stock minus the applicable exercise price.

Employment Contracts and Severance Arrangements

Employment Agreement with John L. McGannon

Mr. McGannon’s Employment Agreement is effective as of October 1, 2005 and provides for a base annual salary of $275,000 and a performance-based bonus equal to 50% to 100% of such annual base salary. The criteria for the performance-based bonus and amount of the payment will be determined by the compensation committee of the Company’s board of directors in its sole and absolute discretion. The Employment Agreement also entitles Mr. McGannon to receive, upon termination of his employment for any reason, payments equal to (i) the portion of his then current annual base salary which has accrued through the date of his termination, (ii) any vested bonus payments, stock options or restricted stock to which he is entitled as of the date of his termination and (iii) any payments for unused vacation and reimbursement of expenses which are due, accrued or payable as of the date of his termination. If Mr. McGannon is terminated by the Company without cause, but not in connection with a change in control of the Company as described below, then in addition to the payments described in (i), (ii) and (iii) above, he is entitled to receive (x) an amount equal to his then-current annual base salary and performance- based bonus for a 12-month period and (y) continuation of health benefits for a 12-month period. If either 30 days before or within 18 months following a change in control of the Company, Mr. McGannon is terminated by the Company without cause or he terminates his employment for good reason, then in addition to the payments described in (i), (ii) and (iii) above, he is entitled to receive (A) an amount equal to two times his annual base salary and prorated performance-based bonus and (B) continuation of health benefits for a 24-month period. In addition, Mr. McGannon has agreed under his Employment Agreement that he will not, while his Employment Agreement is in effect and for 12 months after its termination, solicit or attempt to solicit (or assist others to solicit) for employment any person who is, or within the preceding 12 months was, an employee of the Company.

Employment Agreement with Daniel J. Fregeau

Mr. Fregeau’s Employment Agreement is effective as of October 1, 2005 and provides for a base annual salary of $185,000. The Employment Agreement also entitles Mr. Fregeau to receive, upon termination of his employment for any reason, payments equal to (i) the portion of his then current annual base salary which has accrued through the date of his termination, (ii) any vested bonus payments, stock options or restricted stock to which he is entitled as of the date of his termination and (iii) any payments for unused vacation and reimbursement of expenses which are due, accrued or payable as of the date of his termination. If Mr. Fregeau is terminated by the Company without cause, but not in connection with a change in control of the Company as described below, then in addition to the payments described in (i), (ii) and (iii) above, he is entitled to receive (x) an amount equal to his then-current annual base salary for a 6-month period and (y) continuation of health benefits for a 6-month period. If either 30 days before or within 18 months following a change in control of the Company, Mr. Fregeau is terminated by the Company without cause or he terminates his employment for good reason, then in addition to the payments described in (i), (ii) and (iii) above, he is entitled to receive (A) an amount equal to 1.5 times his annual base salary and (B) continuation of health benefits for an 18-month period. In addition, Mr. Fregeau has agreed under his Employment Agreement that he will not, while his Employment Agreement is in effect and for 12 months after its termination, solicit or attempt to solicit (or assist others to solicit) for employment any person who is, or within the preceding 12 months was, an employee of the Company.

Employment Agreement with Peter Riccio

Mr. Riccio’s Employment Agreement is effective as of October 1, 2005 and provides for a base annual salary of $168,000. The Employment Agreement also entitles Mr. Riccio to receive, upon termination of his employment for any reason, payments equal to (i) the portion of his then current annual base salary which has accrued through the date of his termination, (ii) any vested bonus payments, stock options or restricted stock to which he is entitled as of the date of his termination and (iii) any payments for unused vacation and reimbursement of expenses which are due, accrued or payable as of the date of his termination. If Mr. Riccio is terminated by the Company without cause, but not in connection with a change in control of the Company as described below, then in addition to the payments described in (i), (ii) and (iii) above, he is entitled to receive (x) an amount equal to his then-current annual base salary for a 6-month period and (y) continuation of health benefits for a 6-month period. If either 30 days before or within 18 months following a change in control of the Company, Mr. Riccio is terminated by the Company without cause or he terminates his employment for good reason, then in addition to the payments described in (i), (ii) and (iii) above, he is entitled to receive (A) an amount equal to 1.5 times his annual base salary and (B) continuation of health benefits for an 18-month period. In addition, Mr. Riccio has agreed under his Employment Agreement that he will not, while his Employment Agreement is in effect and for 12 months after its termination, solicit or attempt to solicit (or assist others to solicit) for employment any person who is, or within the preceding 12 months was, an employee of the Company.

Employment Agreements with Nasser Barghouti, J. Douglas Winter and Tao Ye

Each of Mr. Barghouti’s, Mr. Winter’s and Mr. Ye’s Employment Agreement is effective as of October 1, 2005 and provides for a base annual salary of $200,000 and a performance-based bonus equal to 50% to 100% of such annual base salary. The criteria for the performance-based bonus and amount of the payment will be determined by the compensation committee of the Company’s board of directors in its sole and absolute discretion. The Employment Agreement also entitles each of them to receive, upon termination of his employment for any reason, payments equal to (i) the portion of his then current annual base salary which has accrued through the date of his termination, (ii) any vested bonus payments, stock options or restricted stock to which he is entitled as of the date of his termination and (iii) any payments for unused vacation and reimbursement of expenses which are due, accrued or payable as of the date of his termination. If Mr. Barghouti, Mr. Winter or Mr. Ye is terminated by the Company without cause, but not in connection with a change in control of the Company as described below, then in addition to the payments described in (i), (ii) and (iii) above, each is entitled to receive (x) an amount equal to his then-current annual base salary for a 6-month period and (y) continuation of health benefits for a 6-month period. If either 30 days before or within 18 months following a change in control of the Company, any of them is terminated by the Company without cause or any terminates his employment for good reason, then in addition to the payments described in (i), (ii) and (iii) above, he is entitled to receive (A) an amount equal to 1.5 times his annual base salary and prorated performance-based bonus and (B) continuation of health benefits for an 18-month period. In addition, each of Mr. Barghouti, Mr. Winter or Mr. Ye has agreed under his Employment Agreement that he will not, while his Employment Agreement is in effect and for 12 months after its termination, solicit or attempt to solicit (or assist others to solicit) for employment any person who is, or within the preceding 12 months was, an employee of the Company.

2004 Stock Incentive Plan

Our 2004 Stock Incentive Plan provides for the issuance of restricted stock, incentive stock options and non-statutory options to purchase common shares and other awards to eligible employees, officers, directors and consultants. The restricted stock and stock options are granted and administered by the Compensation Committee. The exercise price of a stock option may not be less than the fair market value of the common stock on the date such option was granted. The term of a stock option may be no more than ten years from the date of grant. Stock options granted under this plan generally vest 25% on the first anniversary of the date of grant with the balance vesting monthly in equal installments over the following three years.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Introduction

Our Compensation Committee determines base salary levels for our executive officers at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon individual performance and the performance of Document Sciences. Our executive pay programs are designed to provide a strong and direct link between our performance and executive pay. Our Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation and assist us in attracting and retaining the most qualified executives in our industry. Target levels of the executive officers’ overall compensation are intended to be consistent with compensation of other executives in our industry.

Compensation Philosophy

The goals of the compensation program are to align compensation with business objectives and performance against those objectives. In order to achieve these goals, we have historically positioned our executive base salary levels at approximately the 50th percentile of survey data, which includes both our direct competitors and the companies with whom we compete for executive talent. Pay is sufficiently variable such that above-average performance for Document Sciences or the individual results in above-average total compensation for our executive officers, and conversely, below-average performance results in below-average total compensation. Our focus is on corporate performance and individual contributions toward that performance.

Compensation Program

We use a total compensation program, which consists of both cash and equity-based compensation, and has three components. The three components combined are intended to attract, retain, motivate and reward executives who contribute to our long-term success. The three components are:

•

Base Salary: Base salary is primarily used as an attraction and retention device. Base salary increases are made based on long-term contributions to Document Sciences, as determined by our Compensation

Committee, with the input of senior management at the end of each year. Salary surveys of leading national compensation consultants are analyzed and individual salaries are set based on the experience and contribution levels of the individuals. In general, base salary increases are made based on median increases in the software industry for same-sized companies with similar performance profiles.

•	Variable Compensation: Variable compensation is intended to reward individual executives for annual performance against our total revenue and net income objectives by supplementing the base salary plan. Each executive’s annual incentive is a percentage of base salary modified by plan achievement. Payout begins at 80% and ranges up to 150% of planned net income and averages 50% of annual salary at 100% plan achievement.

•	Long-Term Incentives: Long-term incentives are provided through grants of stock options and restricted stock. Our Compensation Committee is responsible for determining, subject to the terms of the 2004 Stock Incentive Plan, the individuals to whom grants should be made, the timing of grants, the exercise or purchase price per share and the number of shares subject to each option. Stock options are granted under the 2004 Stock Incentive Plan and are primarily used to motivate executives to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in their employment with us.

An additional important purpose of the stock option awards is to motivate executives to make the types of long-term changes in the financial performance of our business that will maximize long-term total return to stockholders.

Other

In addition to the compensation paid to executive officers as described above, executive officers, like other employees, receive benefits under our health care and life insurance programs.

Performance Measurements and Industry Comparisons

We believe that the key to our executive compensation program is setting aggressive business goals, integrating our executive compensation program with annual and strategic planning measurement processes and establishing an industry comparison to test our results against industry performance levels.

Compensation of the Chief Executive Officer

The Chief Executive Officer participates in the same executive compensation program provided to other executive officers and senior management of Document Sciences as described above. Our Compensation Committee’s approach to setting compensation for the Chief Executive Officer is to be competitive with comparable companies and to have a portion of total compensation depend on the achievement of performance criteria. Each year, our Compensation Committee approves business goals and objectives that include financial measures, which are used to evaluate the Chief Executive Officer’s performance for the year.

Our Chief Executive Officer’s total cash compensation for the year ended December 31, 2005 was $348,447, comprising $259,750 in salary, $75,000 in bonuses and $13,697 in benefits. Our corporate earnings goal for this period fell slightly short of goal. The criteria utilized for the bonus calculation were certain targets based on net income.

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Barton L. Faber—Chairman

Colin J. O’Brien

Thomas L. Ringer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee was formed in June 1996 and is currently composed of Mr. Faber, Mr. O’Brien and Mr. Ringer. No interlocking relationship exists between any member of our Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee discussed with our independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement on Audit Standards No. 61 (Communication with Audit Committees) (as amended), SEC rules and other standards. In addition, the Audit Committee has received from the independent auditors the written disclosures pursuant to Rule 3600T of the Public Company Accounting Oversight Board, which adopted on an interim basis Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and discussed their independence from Document Sciences and its management. Our Audit Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board of Directors, and our Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. Our Audit Committee has selected and recommends stockholder ratification of Ernst & Young LLP as our independent auditors for the fiscal year ended December 31, 2006.

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Thomas L. Ringer—Chairman

Ronald S. Beard

Colin J. O’Brien

The above report of our Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not be deemed filed under such Acts.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of Document Sciences common stock as of March 24, 2006, for the following: (i) each person or group of affiliated persons known to us to beneficially own 5% or more of our common stock; (ii) each of our directors and nominees; (iii) each of our executive officers or former executive officers listed in the Summary Compensation Table; and (iv) all of our directors and executive officers as a group.

Name and Addresses (1)	Number of Shares Owned (2)	Rights to Acquire (3)	Shares Beneficially Owned (4)	Percentage Beneficially Owned (4)
Principal Stockholders
Kevin C. Howe (5) 5416 Arbor Hollow McKinney, Texas 75070	322,135	—	322,135	7.6%
E. M. Palandri c/o Document Sciences Corporation 5958 Priestly Drive Carlsbad, CA 92008	176,079	76,489	252,568	5.9
E. Jeffrey Peierls (6) c/o U.S. Trust Company of N.Y. 114 West 47th Street New York, NY 10036	349,100	—	349,100	8.3
Thomas Satterfield, Jr. (7) 2609 Caldwell Mill Lane Birmingham, AL 35243	236,996	—	236,996	5.6
Wedbush, Inc. (8) 1000 Wilshire Blvd. Los Angeles, CA 90017	309,110	—	309,110	7.3
Daniel Zeff (9) 500 California Street, Suite 1500 San Francisco, CA 94111	571,037	—	571,037	13.5

Directors and Nominees
John L. McGannon	5,000	379,200	384,200	8.4
Thomas L. Ringer (10)	355,930	280,000	635,930	14.1
Ronald S. Beard	—	60,000	60,000	1.4
Margaret A. Breya	—	—	—	*
Barton L. Faber	55,000	374,999	429,999	9.4
Colin J. O’Brien	14,600	150,000	164,600	3.8

Additional Named Executive Officers
Daniel J. Fregeau	84,628	226,589	311,217	5.0
Nasser S. Barghouti	192,117	20,000	212,117	7.0
Peter M. Riccio	—	90,000	90,000	2.1
J. Douglas Winter	212,566	20,000	232,566	5.5
Tao Ye	197,567	20,000	217,567	5.1

All directors and executive officers as a group (12 persons)	1,117,408	1,620,788	2,738,196	46.9%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o Document Sciences Corporation, 5958 Priestly Drive, Carlsbad, California 92008.

(2)	Includes shares for which the named person has sole or shared voting and investment power. Excludes shares that may be acquired through stock option exercises.
(3)	Shares that can be acquired through stock options that are exercisable on or before May 25, 2006.
(4)	The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days of March 24, 2006, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. The applicable percentage is based on 4,223,111 shares of our common stock outstanding as of March 24, 2006.
(5)	Kevin C. Howe exercises voting and dispositive power over such shares on behalf of Mercury Management, the General Partner of Mercury Ventures, which is the General Partner of Mercury IV and Mercury V. Includes 129,778 shares owned by Mercury IV, 185,245 shares owned by Mercury V and 7,112 shares owned by Mr. Howe directly. This information is based on a Schedule 13G filed by Kevin C. Howe with the Securities and Exchange Commission on February 14, 2005.
(6)	The Peierls Foundation, Inc., E. Jeffrey Peierls, Brian E. Peierls, Malcolm A. Moore, Ethel F. Peierls Trust for Brian E. Peierls, Ethel F. Peierls Trust for E. Jeffrey Peierls, Jennie N. Peierls Trust for Brian E. Peierls, Jennie N. Peierls Trust for E. Jeffrey Peierls and U.S. Trust Company of N.Y. are each reporting persons with respect to the shares shown as beneficially owned and report varying amounts of sole and shared voting and dispositive power over such shares. This information is based on a Schedule 13G filed with the Securities and Exchange Commission on May 23, 2003.
(7)	Thomas A. Satterfield, Jr., individually and as power of attorney for A.G. Family LP, David A. Satterfield, Jeanette P. Satterfield and Margarette M. Satterfield, has shared voting and dispositive power with respect to the shares shown as beneficially owned. Thomas A. Satterfield, Jr. has (i) sole voting and sole dispositive power over 54,000 shares and 236,996 shares, and (ii) shared voting and shared dispositive power over 188,196 shares, respectively. This information is based on a Schedule 13G/A filed by Thomas A. Satterfield, Jr. with the Securities and Exchange Commission on February 1, 2006.
(8)	Wedbush, Inc., Edward W. Wedbush and Wedbush Morgan Securities, Inc. have shared voting and dispositive power with respect to the shares shown as beneficially owned. Each of Wedbush, Inc., Edward W. Wedbush and Wedbush Morgan Securities, Inc. have: (i) sole voting and sole dispositive power over 155,968 shares, 92,334 shares and 10,670 shares, respectively, (ii) shared voting power over 258,972 shares, and (iii) shared dispositive power over 309,110 shares. This information is based on a Schedule 13G/A filed by Wedbush, Inc. with the Securities and Exchange Commission on February 15, 2006.
(9)	Daniel Zeff as sole manager and member of Zeff Holding Company, LLC which in turn serves as the general partner for Zeff Capital Partners I, L.P. has sole voting and sole dispositive power over 571,037 shares. Mr. Zeff also provides discretionary investment management services to Zeff Capital Offshore Fund (“ZCF”), a class of shares of Spectrum Galaxy Fund Ltd. This information is based on a Schedule 13G/A filed by Daniel Zeff with the Securities and Exchange Commission on February 6, 2006.
(10)	Mr. Ringer is the Chairman of the Board of Directors of Wedbush Morgan Securities, Inc. and has been attributed the beneficial ownership of the 309,110 shares reported as beneficially owned by Wedbush Morgan Securities, Inc. Mr. Ringer disclaims beneficial ownership of the 309,110 shares reported as beneficially owned by Wedbush Morgan Securities, Inc. In addition, pursuant to a trust, Mr. Ringer and his spouse share voting and investment powers as co-trustees with respect to 46,820 shares of our common stock shown as beneficially owned.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 (“Section 16(a)”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission and The Nasdaq Capital Market reports of ownership and changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by the SEC to furnish Document Sciences with copies of all Section 16(a) reports they file.

To our knowledge, based solely on review of the copies of such reports furnished to Document Sciences or written representations that no other reports were required, we believe that during the 2005 fiscal year all filing requirements applicable to our officers, directors and greater than ten percent stockholders were timely filed, except for the following:

Daniel Zeff filed three late reports with respect to 43 transactions that were not reported on a timely basis.

Thomas L. Ringer, Barton L. Faber, Ronald S. Beard, Nasser Barghouti and J. Douglas Winter each filed one late report with respect to one transaction that was not reported on a timely basis.

Margaret A. Breya filed two late reports with respect to one transaction that was not reported on a timely basis.

Colin J. O’Brien filed two late reports with respect to five transactions that were not reported on a timely basis.

CERTAIN TRANSACTIONS

Except as disclosed elsewhere in this Proxy Statement, no director, executive officer, nominee for election as a director nor any beneficial holder of more than five percent of Document Sciences’ outstanding capital stock, had any material interest, direct or indirect, in any reportable transaction with Document Sciences during the last fiscal year, or since the commencement of the current fiscal year, or any reportable business relationship with Document Sciences during such time.

DOCUMENT SCIENCES STOCK PRICE PERFORMANCE GRAPH

The following graph compares the 5-year cumulative total return on Document Sciences stock with that of the NASDAQ National Market Composite and the NASDAQ Computer Index. Each of the returns assumes an investment of $100 on December 29, 2000 and the reinvestment of all dividends. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
Document Sciences Corporation	100	360	401	581	649	1,067
NASDAQ National Market Composite	100	79	54	80	87	89
NASDAQ Computer Index	100	76	48	72	75	77

OTHER INFORMATION

Incorporation by Reference

In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, so that information should be considered as part of the filing that you read. Our 2005 Annual Report is incorporated by reference. Based on the Securities and Exchange Commission regulations, the stock performance graph on page 21 of this Proxy Statement, the Audit Committee Report on page 17 and the Report of the Compensation Committee of the Board of Directors on page 16 specifically are not incorporated by reference into any other filings with the Securities and Exchange Commission.

This Proxy Statement is sent to you as part of the proxy materials for the 2006 Annual Meeting of Stockholders. You may not consider this Proxy Statement as material for soliciting the purchase or sale of our common stock.

Access to and Availability of Additional Information

Copies of our 2005 Annual Report (which includes the Annual Report (Form 10-K) filed with the Securities and Exchange Commission) have been distributed to stockholders. Additional copies and additional information are available without charge from Document Sciences Corporation, 5958 Priestly Drive, Carlsbad, California 92008, attention: Corporate Secretary. In addition, our Code of Business Conduct and Ethics and the charters for each of our Audit, Compensation, and Governance and Nominating Committees are accessible via our website at www.docscience.com through the “Investor Relations” link under the heading “Corporate Governance.”

Other Matters

We know of no other matters to be submitted to our stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as we may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are therefore urged to execute and timely return the accompanying proxy card in the envelope enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

/s/    THOMAS L. RINGER

Thomas L. Ringer

Chairman of the Board

Carlsbad, California

March 31, 2006

DOCUMENT SCIENCES CORPORATION

PROXY FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of DOCUMENT SCIENCES CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2006 Annual Meeting of Stockholders of DOCUMENT SCIENCES CORPORATION to be held on May 8, 2006 at 9:00 a.m., Pacific Standard Time, at the Grand Pacific Palisades Resort, 5805 Armada Drive, Carlsbad, California 92009, and hereby appoints John L. McGannon and Todd W. Schmidt, and each of them, its proxies and attorneys-in-fact, each with full power of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders and at any postponements or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below. Such attorneys or substitutes as shall be present and shall act at said meeting or any adjournments or postponements thereof shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

All other proxies heretofore given by the undersigned to vote shares of DOCUMENT SCIENCES CORPORATION’S common stock are expressly revoked.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 BELOW:

1.	ELECTION OF DIRECTORS:

☐ FOR	☐ WITHHELD	☐ EXCEPTIONS

NOMINEES: John L. McGannon, Thomas L. Ringer, Ronald S. Beard, Marge A. Breya, Barton L. Faber, Colin J. O’Brien

†INSTRUCTIONS. To withhold authority to vote for any individuals, mark the “Exceptions” box and write the name(s) of such nominees in the space provided below.

*Exceptions

(continued, and to be signed on other side)

(continued from other side)

2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2006:

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any postponements or adjournments thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy should be clearly marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Votes must be indicated by marking (x) in BLACK or BLUE ink. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

☐	MARK HERE FOR
ADDRESS CHANGE
AND NOTE BELOW

Dated:	, 2006

Signature

Signature if held jointly